Exhibit 5.1

New Moon B.V. Albany Gate, Darkes Lane, Potters Bar, Herts EN6 1AG, United Kingdom	Stibbe N.V. Advocaten en notarissen Strawinskylaan 2001 P.O. Box 75640 1070 AP Amsterdam The Netherlands T +31 20 546 0 606 F +31 20 546 0 123 www.stibbe.com [ ]
New Moon B.V. – Registration Statement on Form S-4

Ladies and Gentlemen,

(1)	We have acted as counsel with respect to matters of Netherlands law to New Moon B.V. (the “Company”) in connection with the filing by the Company under the Securities Act of 1933, as amended, of a Registration Statement on Form S-4 (the “Registration Statement”) with the United States Securities and Exchange Commission. The registration statement relates to the registration of ordinary shares in the capital of the Company, nominal value EUR 0.01 each, to be issued pursuant to the Amended and Restated Business Transfer Agreement and Plan of Merger dated as of 4 November 2014 (the “Business Transfer Agreement”) by and among the Company, Mylan Inc. (“Mylan”), Moon of PA Inc. and Abbott Laboratories.

This opinion is furnished to the Company in order to be filed as Exhibit 5.1 to the Registration Statement.

(2)	For the purpose of this opinion, we have examined and relied upon photocopies or copies received by fax or by electronic means, or originals if so expressly stated, of the following documents:

(a)	the Registration Statement;

(b)	the Business Transfer Agreement;

(c)	the deed of incorporation of the Company dated 7 July 2014, including its Articles of Association (statuten) (the “Articles”), which according to the Extract (as defined below) are the Articles of the Company as currently in force;

(d)	an extract from the Trade Register of the Chamber of Commerce (Kamer van Koophandel, afdeling Handelsregister) relating to the Company dated the date hereof (the “Extract”);

(e)	resolutions of the managing board of the Company adopted on 31 October 2014, authorizing, inter alia, the execution by the Company of the Business Transfer Agreement and the transactions contemplated thereby;

(f)	written resolutions of the sole shareholder of the Company adopted on 4 November 2014, approving, inter alia, the execution by the Company of the Business Transfer Agreement and the transactions contemplated thereby;

(g)	a draft deed of amendment of the Articles (the “Deed of Amendment”) whereby the sole ordinary share in the capital of the Company with a nominal value of EUR 1.00 will be split into one hundred ordinary shares in the capital of the Company with a nominal value of EUR 0.01 each (the “Original Shares”);

(h)	a draft deed of issuance (the “Deed of Issuance”) of a number of ordinary shares in the capital of the Company equal to (i) the total number of shares in the capital of Mylan outstanding immediately prior to the merger that is contemplated by the Business Transfer Agreement minus (ii) ninety-nine (the “Additional Shares” and, together with the Original Shares, the “Shares”);

(i)	a draft deed of conversion and amendment of the Articles (the “Deed of Conversion”) including the Articles proposed to be in effect on the date of completion of the transactions contemplated by the Business Transfer Agreement (the “Closing Date”) and as a result of which the Company will be converted (omgezet) from a private limited liability company (besloten vennootschap) into a public limited liability company (naamloze vennootschap) and renamed “Mylan N.V.”;

(j)	a form of statement as referred to in section 2:72 of the Dutch Civil Code to be issued by an independent accountant with respect to the execution of the Deed of Conversion (the “Auditor’s Opinion”);

(k)	draft resolutions of the sole shareholder of the Company resolving, authorizing or approving, inter alia, (i) the amendment of the Articles substantially in the form of the Deed of Amendment, (ii) the conversion and amendment of the Articles substantially in the form of the Deed of Conversion and (iii) the delegation to the managing board of the Company of the power to issue shares in the capital of the Company and to limit or exclude any pre-emptive rights relating to such shares;

(l)	draft resolutions of the managing board of the Company resolving or authorizing, inter alia, (i) to proceed with the amendment of the Articles substantially in the form of the Deed of Amendment, (ii) to proceed with the conversion and amendment of the Articles substantially in the form of the Deed of Conversion and (iii) to issue the Additional Shares and to execute a deed of issuance substantially in the form of the Deed of Issuance; and

(m)	a Company certificate dated the date hereof.

The resolutions referred to in paragraphs (2)(k) and (2)(l) above are hereinafter referred to as the “Draft Resolutions”.

(3)	In rendering this opinion we have assumed:

(a)	the legal capacity of natural persons, the genuineness of all signatures on, and the authenticity and completeness of all documents submitted to us as copies of drafts, originals or execution copies and the exact conformity to the originals of all documents submitted to us as photocopies or copies transmitted by facsimile or by electronic means and that all documents were at their date, and have through the date hereof remained, accurate and in full force and effect without modification;

(b)	that the information set forth in the Extract is complete and accurate on the date hereof and consistent with the information contained in the files kept by the Trade Register with respect to the Company; and

(c)	that prior to or on the Closing Date, as applicable, (i) the Draft Resolutions will have been duly adopted and will not have been annulled, revoked or rescinded, (ii) the Deed of Amendment will have been duly executed, (iii) the Deed of Issuance will have been duly executed by each of the parties thereto whereby the Additional Shares will be issued against payment in cash as contemplated by the Deed of Issuance, (iv) the Auditor’s Opinion will have been duly issued and will not have been annulled, revoked or rescinded, and (v) the Deed of Conversion will have been duly executed, all of the foregoing in the order as set forth in this paragraph (3)(c).

(4)	We have not investigated the laws of any jurisdiction other than the Netherlands. This opinion is limited to matters of the laws of the Netherlands as they presently stand and as they are interpreted in case law of the courts of the Netherlands and in administrative rulings, in each case published in printed form as at the date of this opinion. We do not express any opinion with respect to any public international law or the rules of or promulgated under any treaty or by any treaty organisation, other than any EC law provisions having direct effect. We express no opinion about matters of taxation.

(5)	Based upon and subject to the foregoing and to the further limitations and exceptions set forth herein, and subject to the absence of duress (bedreiging), fraud (bedrog), abuse of circumstances (misbruik van omstandigheden) or error (dwaling) in connection with the issue of any Share, we are as at the date hereof of the following opinion:

the Shares, when issued pursuant to and in accordance with the terms of the Business Transfer Agreement, will be validly issued, fully paid and non-assessable.

(6)	The term “non-assessable” as used in this opinion means that a holder of a Share will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Share.

(7)	In this opinion, Netherlands legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

(8)	As to matters of fact, we have relied upon oral and written representations and certificates or comparable documents of the managing board of the Company and/or responsible officers and representatives of the Company.

(9)	This opinion and any issues arising under this opinion will be governed by the laws of the Netherlands.

(10)	This opinion may only be relied upon in connection with the transactions to which the Registration Statement relates.

(11)	We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters’’ in the Registration Statement. In giving such consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

Yours faithfully,